Exhibit 99.1

MONARCH FINANCIAL REPORTS FINANCIAL

PERFORMANCE AND DECLARES CASH DIVIDEND

Chesapeake, VA, October 23, 2014 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported third quarter and annual financial performance. The Board of Directors also announced a quarterly common stock cash dividend of $0.08 per common share, payable on November 28, 2014, to shareholders of record on November 10, 2014.

Third quarter 2014 highlights are:

-	Net income of $2,807,848, up 16.5%

-	Diluted earnings per share of $0.26, up 13%

-	Quarterly cash dividend of $0.08 per share

-	Return on Equity of 10.72%

-	Return on Assets of 1.11%

-	Non-performing assets at 0.31% of total assets

-	$441 million in mortgage loans closed with 84% purchase

Year to date 2014 highlights are:

-	Net income of $8,528,687, for a return on equity of 11.27%

-	Diluted earnings per share of $0.80

-	$1.16 billion in mortgage loans closed with 84% purchase

“We are pleased to report another strong quarter for Monarch. Loan growth with a stable net interest margin, higher mortgage revenue, no credit costs, and focused expense management continue to drive our bottom line results.” stated Brad E. Schwartz, Chief Executive Officer. “Our asset quality remains very strong, and we remain well positioned for an increase in interest rates that is anticipated sometime in 2015.”

Net income was $2,807,848 for the third quarter of 2014, an increase of 16.5% from the same period one year ago. The quarterly annualized return on average equity (ROE) was 10.72%, and the quarterly annualized return on average assets (ROA) was 1.11%. Quarterly diluted earnings per share increased to $0.26, compared to $0.23 in the previous quarter, a 13% increase. Net income was $8,528,687 for the first nine months of 2014. The annualized return on average equity (ROE) was 11.27%, and the annualized return on average assets (ROA) was 1.15%. Diluted earnings per share were $0.80, compared to $0.85 for the same period in 2013.

Total assets at September 30, 2014 were $1.0 billion. Loans held for investment grew 2.3% year over year, and mortgage loans held for sale grew 15.1%. Loans held for investment also grew $13.5 million or 1.9% from the previous quarter. We hit a milestone with over $300 million in demand deposit accounts, which now comprise 35% of our total deposit portfolio. Our funding mix position should enhance and protect the net interest margin when interest rates rise in the future.

“Even with irrational loan competition we were able to grow our loans in the past quarter and from the same period one year prior. Our cash management and retail deposit teams continue to perform at a high level, with over a third of our deposits now in demand deposits – which also delivered positive growth in fee income” stated Neal Crawford, President of Monarch Bank.

Non-performing assets to total assets were 0.31%, remaining significantly below that of our local, state, and national peer group. Non-performing assets were $3.2 million which was down from the previous quarter. Non-performing assets were comprised of $2.2 million in non-accrual loans, $243 thousand in loans more than 90 days past due, and $767 thousand in two properties in other real estate owned. The larger of the two properties is already under contract to close in November. Net charge-offs for the calendar year were $84 thousand and the allowance for loan losses represents 1.26% of loans held for investment and 370% of non-performing loans.

The Board of Directors announced a quarterly common stock cash dividend of $0.08 per common share, payable on November 28, 2014, to shareholders of record on November 10, 2014. Tangible book value of $9.80 per share has increased 8.5% over the past year, with the stock closing at 128% of book value.

Capital strength continues to grow by every metric. Average equity to average assets improved to 10.40%, up from 9.27% one year prior. Total risk-based capital to risk weighted assets at Monarch Bank equaled 14.18%, significantly higher than the level required to be rated “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income during the third quarter of 2014 was flat when compared to the same quarter in 2013. The net interest margin was 4.18% for the third quarter, which despite market-driven pressure on loan rates was the same as the previous quarter. The third quarter net interest margin of 4.18% was up from 4.12% in the same quarter in 2013.

Non-interest income grew in every category in the third quarter. Mortgage revenue continues to be the number one driver of non-interest income. We closed $441 million in mortgage loans (84% purchase money) during the third quarter of 2014 compared to $478 million (77% purchase) in the third quarter of 2013, a slight decrease. Despite the slightly lower volume closed mortgage revenue grew by $1 million. There were also increases in service charges and fees, title income, investment and insurance revenue, and other income. Investment and insurance revenue increased 62% compared to the same quarter the previous year due to the continued growth of Monarch Bank Private Wealth.

“We are extremely proud of our mortgage origination, support staff and leadership teams that have met the challenges of new regulations and a more traditional seasonal market. With slightly less volume in the third quarter we were able to grow revenue through stronger secondary pricing and efficiencies. Our past formula for success in a more traditional and seasonal market should continue to lead our continued market share growth.” stated William T. Morrison, CEO of Monarch Mortgage.

Total non-interest expenses increased 3.6% during the third quarter due to increased commissions and incentives, occupancy and equipment expenses, and data processing expenses, which were partially offset by reduced loan expenses. Salaries and employee benefits remained stable with no growth, despite increases in health care expenses which were offset by lower salaries expense. Net overhead, the difference between non-interest income and non-interest expense, improved by $418 thousand or 7.4% in the third quarter compared to a year prior. During the third quarter we closed one banking office.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with ten banking offices in Chesapeake, Virginia Beach, Norfolk, and Williamsburg, Virginia. Monarch Bank also has a loan production office in Newport News, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact: Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

##

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
ASSETS:
Cash and due from banks	$21,083	$19,661	$18,510	$18,971	$21,016
Interest bearing bank balances	58,207	37,166	37,033	31,955	24,504
Federal funds sold	3,938	29,761	84,232	53,985	83,454
Investment securities, at fair value	25,137	23,773	23,197	48,822	16,973
Mortgage loans held for sale	138,590	156,584	92,839	99,718	120,435
Loans held for investment, net of unearned income	713,667	700,159	715,088	712,671	697,541
Less: allowance for loan losses	(8,977)	(9,070)	(9,213)	(9,061)	(11,228)

Net loans	704,690	691,089	705,875	703,610	686,313

Bank premises and equipment, net	30,368	31,407	29,902	28,882	28,454
Restricted equity securities, at cost	3,179	3,169	3,156	3,683	3,666
Bank owned life insurance	9,587	7,526	7,467	7,409	7,351
Goodwill	775	775	775	775	775
Intangible assets, net	—	15	60	104	149
Accrued interest receivable and other assets	23,688	22,973	19,673	18,786	18,857

Total assets	$1,019,242	$1,023,899	$1,022,719	$1,016,700	$1,011,947

LIABILITIES:
Demand deposits—non-interest bearing	$252,286	$240,348	$221,357	$206,891	$222,079
Demand deposits—interest bearing	53,093	51,563	55,949	55,528	48,244
Money market deposits	365,041	377,096	367,590	374,462	364,488
Savings deposits	25,211	24,539	24,327	22,137	22,665
Time deposits	189,142	197,747	224,947	234,100	228,652

Total deposits	884,773	891,293	894,170	893,118	886,128
FHLB borrowings	1,100	1,125	1,150	1,175	1,200
Short Term borrowings	—	—	—	—	—
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	18,145	18,650	17,422	14,661	17,855

Total liabilities	914,018	921,068	922,742	918,954	915,183

STOCKHOLDERS’ EQUITY:
Common stock	51,735	51,624	51,584	51,432	51,230
Capital in excess of par value	7,966	7,675	7,357	7,069	6,755
Retained earnings	45,523	43,566	41,232	39,437	38,014
Accumulated other comprehensive loss	(135)	(159)	(314)	(419)	(406)

Total Monarch Financial Holdings, Inc. stockholders’ equity	105,089	102,706	99,859	97,519	95,593
Noncontrolling interest	135	125	118	227	1,171

Total equity	105,224	102,831	99,977	97,746	96,764

Total liabilities and stockholders’ equity	$1,019,242	$1,023,899	$1,022,719	$1,016,700	$1,011,947

Common shares outstanding at period end	10,646,873	10,624,668	10,619,444	10,502,323	10,480,023
Nonvested shares of common stock included in commons shares outstanding	299,910	299,910	302,710	215,960	233,960
Book value per common share at period end (1)	$9.87	$9.67	$9.40	$9.29	$9.12
Tangible book value per common share at period end (2)	$9.80	$9.59	$9.33	$9.20	$9.03
Closing market price	$12.56	$11.72	$12.26	$12.31	$11.72
Total risk based capital – Consolidated company	14.16%	14.29%	14.27%	13.91%	13.68%
Total risk based capital – Bank	14.18%	14.31%	14.30%	13.95%	13.83%

(1)	Book value per common share is defined as stockholders’ equity divided by common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by commons shares outstanding

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
INTEREST INCOME:
Interest on federal funds sold	$15,313	$43,210	$79,870	$73,680
Interest on other bank accounts	61,609	11,307	152,546	29,401
Dividends on equity securities	21,000	66,500	73,410	210,160
Interest on investment securities	90,669	55,314	258,647	170,185
Interest on mortgage loans held for sale	1,442,668	1,423,852	3,489,898	5,931,116
Interest and fees on loans held for investment	9,007,543	9,241,660	27,575,506	27,256,658

Total interest income	10,638,802	10,841,843	31,629,877	33,671,200

INTEREST EXPENSE:
Interest on deposits	789,712	979,858	2,463,428	3,030,233
Interest on trust preferred subordinated debt	124,200	125,818	369,896	369,060
Interest on other borrowings	13,765	15,355	42,351	343,343

Total interest expense	927,677	1,121,031	2,875,675	3,742,636

NET INTEREST INCOME	9,711,125	9,720,812	28,754,202	29,928,564
PROVISION FOR LOAN LOSSES	—	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,711,125	9,720,812	28,754,202	29,928,564

NON-INTEREST INCOME:
Mortgage banking income	16,657,849	15,657,242	46,229,239	52,395,566
Service charges and fees	559,497	510,739	1,568,288	1,439,553
Title income	180,402	177,705	452,890	664,479
Investment and insurance income	428,265	264,967	1,209,624	717,427
Other income	72,921	64,420	246,417	313,337

Total non-interest income	17,898,934	16,675,073	49,706,458	55,530,362

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,571,995	8,632,847	25,336,002	25,340,677
Commissions and incentives	7,047,140	6,326,920	17,828,126	23,096,216
Occupancy and equipment	2,464,666	2,232,315	7,136,457	6,229,278
Loan expense	1,552,162	1,904,786	4,975,873	6,365,518
Marketing expense	801,403	807,938	2,121,152	2,065,542
Data processing	601,644	400,125	1,557,728	1,236,854
Telephone	325,405	306,848	929,993	869,910
Other expenses	1,756,476	1,703,182	4,989,177	5,144,471

Total non-interest expense	23,120,891	22,314,961	64,874,508	70,348,466

INCOME BEFORE TAXES	4,489,168	4,080,924	13,586,152	15,110,460

Income tax provision	(1,635,440)	(1,415,697)	(4,874,180)	(5,207,023)

NET INCOME	2,853,728	2,665,227	8,711,972	9,903,437
Less: Net income attributable to noncontrolling interest	(45,880)	(255,553)	(183,285)	(968,996)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$2,807,848	$2,409,674	$8,528,687	$8,934,441

NET INCOME PER COMMON SHARE:
Basic	$0.26	$0.23	$0.80	$0.89
Diluted	$0.26	$0.23	$0.80	$0.85
Weighted average basic shares outstanding	10,635,275	10,464,992	10,609,757	10,060,179
Weighted average diluted shares outstanding	10,670,507	10,519,472	10,648,289	10,482,651
Return on average assets	1.11%	0.94%	1.15%	1.14%
Return on average stockholders’ equity	10.72%	10.18%	11.27%	13.07%

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
EARNINGS
Interest income	$10,639	$10,557	$10,434	$10,677	$10,842
Interest expense	(928)	(977)	(971)	(1,044)	(1,121)

Net interest income	9,711	9,580	9,463	9,633	9,721
Provision for loan losses	—	—	—	—	—
Noninterest income – mortgage banking income	16,658	17,369	12,202	13,277	15,657
Noninterest income – other	1,241	1,130	1,106	1,075	1,018
Noninterest expense	(23,121)	(23,007)	(18,747)	(20,562)	(22,315)

Pre-tax net income	4,489	5,072	4,024	3,423	4,081
Minority interest in net income	(46)	(121)	(16)	(87)	(255)
Income taxes	(1,635)	(1,767)	(1,471)	(1,179)	(1,416)

Net income	$2,808	$3,184	$2,537	$2,157	$2,410

PER COMMON SHARE
Earnings per share – basic	$0.26	$0.30	$0.24	$0.21	$0.23
Earnings per share – diluted	0.26	0.30	0.24	0.20	0.23
Common stock – per share dividends	0.08	0.08	0.07	0.07	0.06
Average Basic Shares Outstanding	10,635,275	10,620,869	10,600,766	10,486,056	10,464,992
Average Diluted Shares Outstanding	10,670,507	10,660,217	10,641,782	10,535,313	10,519,472
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,070	$9,213	$9,061	$11,228	$11,320
Provision for loan losses	—	—	—	—	—
Charge-offs	(181)	(184)	(12)	(2,252)	(137)
Recoveries	88	41	164	85	45

Net charge-offs	(93)	(143)	152	(2,167)	(92)

Ending balance	$8,977	$9,070	$9,213	$9,061	$11,228
COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$243	$499	$759	$472	$82
Nonaccrual loans	2,180	3,028	1,718	1,740	2,814
OREO	767	144	302	302	95

Nonperforming assets	3,190	3,671	2,779	2,514	2,991
ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.31%	0.36%	0.27%	0.25%	0.30%
Nonperforming loans to total loans	0.34	0.50	0.35	0.31	0.42
Allowance for loan losses to total loans held for investment	1.26	1.30	1.29	1.27	1.61
Allowance for loan losses to nonperforming loans	370.49	257.16	371.94	409.63	387.71
Annualized net charge-offs to average loans held for investment	0.05	0.08	-0.09	1.25	0.05
FINANCIAL RATIOS
Return on average assets	1.11%	1.29%	1.06%	0.86%	0.94%
Return on average stockholders’ equity	10.72	12.63	10.46	8.88	10.18
Net interest margin (FTE)	4.18	4.18	4.25	4.13	4.12
Non-interest revenue/Total revenue	62.7	63.7	56.1	57.3	60.6
Efficiency – Consolidated	83.7	81.8	82.1	85.5	84.8
Efficiency – Bank only	61.7	63.9	59.9	60.4	59.1
Average equity to average assets	10.40	10.18	10.13	9.73	9.27
PERIOD END BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$138,590	$156,584	$92,839	$99,718	$120,435
Total loans held for investment	713,667	700,159	715,088	712,671	697,541
Interest-earning assets	945,697	949,872	956,160	952,981	950,760
Assets	1,019,242	1,023,899	1,022,719	1,016,700	1,011,947
Total deposits	884,773	891,293	894,170	893,118	886,128
Other borrowings	11,100	11,125	11,150	11,175	11,200
Stockholders’ equity	105,089	102,706	99,859	97,519	95,593
AVERAGE BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$138,382	$116,851	$70,856	$104,104	$136,660
Total loans held for investment	701,137	698,851	704,917	695,074	692,731
Interest-earning assets	930,420	927,552	910,929	935,059	946,575
Assets	999,358	993,003	970,815	990,734	1,013,932
Total deposits	867,980	867,217	848,969	869,113	882,553
Other borrowings	11,124	11,150	11,174	11,199	11,257
Stockholders’ equity	103,908	101,092	98,374	96,415	93,958
MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$440,784	$446,863	$271,233	$349,695	$478,304
Percentage of refinance based on dollar volume	16.0%	15.0%	19.1%	20.3%	22.6%